Exhibit 99.1

FIRST BUSINESS BANK REPORTS THIRD QUARTER 2025 NET INCOME OF $14.2 million

-- Continued loan and deposit growth and record fee income drive robust earnings --

MADISON, Wis., October 30, 2025 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $14.2 million, or earnings per share ("EPS") of $1.70. This compares to net income available to common shareholders of $11.2 million, or $1.35 per share, in the second quarter of 2025 and $10.3 million, or $1.24 per share, in the third quarter of 2024.

“First Business Bank’s robust balance sheet growth and operating leverage drove outstanding financial performance during the quarter,” said Corey Chambas, Chief Executive Officer. “We continued to execute our relationship-based growth strategy, producing record pre-tax, pre-provision earnings, 10% loan growth, 9% core deposit growth, and a strong and stable net interest margin. We also experienced improved asset quality, including an 18% reduction in non-performing assets. This led to a 13% year-to-date increase in top-line revenue and drove exceptional growth in shareholder value, with tangible book value expanding 16% from the prior year.”

Quarterly Highlights

•
Robust Loan Growth. Loans increased $84.6 million, or 10.4% annualized, from the second quarter of 2025, and $286.4 million, or 9.4%, from the third quarter of 2024, reflecting broad-based growth.
•
Consistent Core Deposit Growth. Core deposits grew $59.0 million, or 9.3% annualized, from the linked quarter and $209.4 million, or 8.8%, from the third quarter of 2024. Core deposit funding mix improved to 73.12% compared to 71.82% in the linked quarter.
•
Stable and Strong Net Interest Margin. The Company's effective match-funding strategy and pricing discipline produced a net interest margin of 3.68%, compared to 3.67% for the linked quarter and 3.64% for the prior year quarter. Net interest income increased 12.5% from the prior year quarter.
•
Private Wealth Management Expansion. Private Wealth assets under management and administration grew to $3.814 billion, generating quarterly Private Wealth fee income of $3.7 million. Private Wealth fees increased by 13.0% from the prior year quarter and represented 45% of year-to-date total non-interest income.
•
Record Pre-Tax, Pre-Provision ("PTPP") Income. PTPP income grew to $18.9 million, up 17.7% and 22.1% from the linked and prior year quarters, respectively. This performance reflects continued growth across the Company’s balance sheet coupled with record fee income and positive operating leverage.
•
Continued Tangible Book Value Growth. The Company’s strong earnings and sound balance sheet management continued to drive growth in tangible book value per share, producing a 16.8% annualized increase compared to the linked quarter and a 15.6% increase compared to the prior year quarter.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income	$34,886	$33,784	$31,007	$101,928	$91,059
Adjusted non-interest income (1)	9,406	7,255	7,064	24,241	21,254
Operating revenue (1)	44,292	41,039	38,071	126,169	112,313
Operating expense (1)	25,440	25,023	22,630	75,081	69,584
Pre-tax, pre-provision adjusted earnings (1)	18,852	16,016	15,441	51,088	42,729
Less:
Provision for credit losses	1,440	2,701	2,087	6,800	6,126
Loss on repossessed assets	31	4	11	27	162
Contribution to First Business Charitable Foundation	234	—	—	234	—
SBA recourse (benefit) provision	(5)	(59)	466	(64)	583
Impairment of tax credit investments	—	—	—	110	—
Add:
Bank-owned life insurance claim	234	—	—	234	—
Net loss on sale of securities	—	—	—	—	(8)
Income before income tax expense	17,386	13,370	12,877	44,215	35,850
Income tax expense	2,993	1,948	2,351	7,229	6,020
Net income	$14,393	$11,422	$10,526	$36,986	$29,830
Preferred stock dividends	218	219	218	656	656
Net income available to common shareholders	$14,175	$11,203	$10,308	$36,330	$29,174
Earnings per share, diluted	$1.70	$1.35	$1.24	$4.37	$3.50
Book value per share	$41.60	$39.98	$36.17	$41.60	$36.17
Tangible book value per share (1)	$40.16	$38.54	$34.74	$40.16	$34.74

Net interest margin (2)	3.68%	3.67%	3.64%	3.68%	3.62%
Adjusted net interest margin (1)(2)	3.44%	3.47%	3.50%	3.46%	3.46%
Fee income ratio (non-interest income / total revenue)	21.65%	17.68%	18.55%	19.36%	18.92%
Efficiency ratio (1)	57.44%	60.97%	59.44%	59.51%	61.96%
Return on average assets (2)	1.40%	1.14%	1.13%	1.23%	1.08%
Return on average tangible common equity (2)	17.29%	14.17%	14.40%	15.23%	13.98%

Period-end loans and leases receivable	$3,334,956	$3,250,925	$3,050,079	$3,334,956	$3,050,079
Average loans and leases receivable	$3,295,880	$3,239,840	$3,031,880	$3,240,908	$2,961,014
Period-end core deposits	$2,592,110	$2,533,099	$2,382,730	$2,592,110	$2,382,730
Average core deposits	$2,597,031	$2,396,517	$2,375,002	$2,453,005	$2,365,553
Allowance for credit losses, including unfunded commitment reserves	$38,382	$38,210	$35,509	$38,382	$35,509
Non-performing assets	$23,513	$28,664	$19,420	$23,513	$19,420
Allowance for credit losses as a percent of total gross loans and leases	1.15%	1.18%	1.16%	1.15%	1.16%
Non-performing assets as a percent of total assets	0.58%	0.72%	0.52%	0.58%	0.52%

1.
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
2.
Calculation is annualized.

Third Quarter 2025 Compared to Second Quarter 2025

Net interest income increased $1.1 million, or 3.3%, to $34.9 million.

•
The increase in net interest income was driven by higher average loans and leases receivable and an increase in fees in lieu of interest. Average loans and leases receivable grew by $56.0 million, or 6.9% annualized, to $3.296 billion. Fees in lieu of interest, which vary from quarter to quarter based on client-driven activity, totaled $2.2 million, compared to $1.7 million in the prior quarter. Excluding fees in lieu of interest, net interest income increased $620,000, or 1.9%.
•
The yield on average interest-earning assets increased seven basis points to 6.72% from 6.65%. Excluding fees in lieu of interest, the yield on average interest-earning assets increased two basis points to 6.49% from 6.47%.
•
The rate paid for average core deposits increased 14 basis points to 2.89% from 2.75%. The rate paid for average total bank funding increased six basis points to 3.14% from 3.08%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances.
•
Net interest margin was 3.68% compared to 3.67% for the linked quarter. Adjusted net interest margin1 was 3.44%, down three basis points compared to 3.47% in the linked quarter. The decrease in adjusted net interest margin was driven by an increase in the rate paid on total bank funding partially offset by an increase in the yield on interest-earning assets, excluding fees in lieu of interest.
•
The Company maintains a long-term target for net interest margin in the range of 3.60% - 3.65%. Performance in future quarters will vary due to factors such as the level of fees in lieu of interest and the timing, pace, and scale of future interest rate changes.

The Bank reported provision for credit losses of $1.4 million compared to $2.7 million in the linked quarter. The current quarter provision reflects net chargeoffs, loan growth, and an increase in unfunded commitments partially offset by improvement in the economic outlook in our model forecast and a decrease in general reserve qualitative factors.

Non-interest income increased $2.4 million, or 32.9%, to $9.6 million.

•
Other non-interest income increased $1.2 million, or 148.1% to $2.0 million. The increase was primarily driven by higher returns on the Company’s investments in Small Business Investment Company ("SBIC") funds and $537,000 of nonrecurring fee income in accounts receivable financing. Income from SBIC funds was $854,000 in the second quarter, compared to $200,000 in the linked quarter. Income from SBIC funds varies from period to period based on changes in the realized and unrealized fair value of underlying investments.
•
Commercial loan swap fee income increased $804,000 to $974,000. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•
Bank-owned life insurance income increased $350,000 or 56.9%, to $965,000 primarily due to a $234,000 insurance claim received during the quarter.

Non-interest expense increased $732,000, or 2.9%, to $25.7 million, while operating expense increased $417,000, or 1.7%, to $25.4 million.

•
Compensation expense was $17.4 million, increasing $908,000, or 5.5%, primarily due to an increase in the annual cash bonus accrual. Excluding this accrual update, compensation was $16.4 million, reflecting a decrease of $183,000, or 1.1% from the linked quarter mainly due to a decrease in individual incentive compensation and social security taxes. Average full-time equivalents (“FTEs”) for the third quarter of 2025 were 366, up from 364 in the linked quarter.
•
Professional fees expense was $1.1 million, decreasing $416,000, or 28%, primarily due to annual vesting of director share-based compensation in the second quarter.

1.
Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets.

•
Data processing expense was $1.1 million, decreasing $245,000, or 17.9%, primarily due to annual expense related to tax processing on behalf of the Bank’s Private Wealth clients recognized in the second quarter.
•
Marketing expense was $876,000, decreasing $186,000, or 17.5%, primarily due to seasonality in sponsorships.
•
Computer software expense was $1.8 million, increasing $170,000, or 10.3%, due to ongoing investment in innovative technology to support growth initiatives, enhance productivity, and improve the client experience.

Income tax expense increased $1.0 million to $3.0 million. The effective tax rate was 17.2% for the three months ended September 30, 2025, compared to 14.6% for the linked quarter. The increase in tax expense reflects an increase in pre-tax income and annual return to provision adjustments including updating tax credit partnership estimates. The effective tax rate for the nine months ended September 30, 2025 was 16.3%. The Company expects to report an effective tax rate between 16% and 18% for 2025.

Total period-end loans and leases receivable increased $84.6 million, or 10.4% annualized, to $3.337 billion. The average rate earned on average loans and leases receivable was 7.10%, up 11 basis points from 6.99% in the prior quarter. Excluding fees in lieu of interest, the average rate earned on average loans and leases receivable was 6.84%, up six basis points from 6.78% in the prior quarter.

•
Commercial Real Estate (“CRE”) loans increased by $80.0 million, or 16.4% annualized, to $2.027 billion, primarily due to growth in our Northeast Wisconsin, Southeast Wisconsin, and Kansas City markets.
•
C&I loans increased $4.9 million, or 1.57% annualized, to $1.264 billion. The increase was due to growth in our Northeast Wisconsin, Southeast Wisconsin, and Kansas City Markets.

Total period-end core deposits increased $59.0 million, or 9.3% annualized, to $2.592 billion. The average rate paid was 2.89%, up 14 basis points from 2.75% in the prior quarter primarily due to an increase in higher-cost certificates of deposit.

Period-end wholesale funding, including FHLB advances and brokered deposits, decreased $40.6 million, or 4.1%, to $952.9 million. Consistent with the Bank’s long-held philosophy to minimize exposure to interest rate risk, management will continue to utilize the most efficient and cost-effective source of wholesale funds to match-fund fixed-rate loans, as necessary.

•
Wholesale deposits decreased $31.2 million to $741.0 million. The average rate paid on wholesale deposits increased one basis point to 4.03% and the weighted average original maturity increased to 4.3 years from 4.1 years.
•
FHLB advances decreased $9.5 million to $211.9 million. The average rate paid on FHLB advances decreased 16 basis points to 3.16% and the weighted average original maturity decreased to 5.3 years from 5.5 years.

Non-performing assets decreased $5.2 million to $23.5 million, or 0.58% of total assets, improving from 0.72% in the prior quarter. The decrease reflects pay downs on non-accrual C&I loans and charge-offs of previously reserved equipment finance loans, partially offset by new non-accrual equipment finance loans. We continue to expect full repayment of the previously disclosed Asset-Based Lending ("ABL") loan that defaulted during the second quarter of 2023. The liquidation process under Chapter 7 bankruptcy and related litigation has delayed final resolution. The current balance of this loan is $6.1 million. Excluding this ABL loan, non-performing assets totaled $17.4 million, or 0.43% of total assets in the current quarter and $22.6 million, or 0.56% of total assets in the linked quarter.

The allowance for credit losses, including the unfunded credit commitments reserve, increased $172,000, or 0.5%, primarily due to increases in general reserves driven by loan growth and an increase in unfunded commitments, partially offset by a decrease in specific reserve requirements, an improvement in the economic outlook in our model forecast, and improvement in qualitative factors. The allowance for credit losses, including unfunded credit commitment reserves, as a percent of total gross loans and leases was 1.15% compared to 1.18% in the prior quarter.

Third Quarter 2025 Compared to Third Quarter 2024

Net interest income increased $3.9 million, or 12.5%, to $34.9 million.

•
Growth reflects higher average gross loans and leases as well as increased fees in lieu of interest, which grew by $1.0 million to $2.2 million, primarily due to a reclassification of loan fees that were previously classified as non-interest income as well as an increase in prepayment fees and non-accrual interest collected. Excluding fees in lieu of interest, net interest income increased $2.7 million, or 9.1%.
•
The yield on average interest-earning assets decreased 25 basis points to 6.72% from 6.97%. Excluding fees in lieu of interest, the yield on average interest-earning assets measured 6.49% compared to 6.85%. This decrease in yield was primarily due to the decrease in short-term market rates partially offset by the reinvestment of cash flows from the securities and fixed-rate loan portfolios.
•
The rate paid for average interest-bearing core deposits decreased 66 basis points to 3.44% from 4.10%. The rate paid for average total bank funding decreased 30 basis points to 3.14% from 3.44%.
•
Net interest margin increased four basis points to 3.68% from 3.64%.

The Company reported provision for credit losses of $1.4 million, compared to $2.1 million in the third quarter of 2024. See the Provision for Credit Loss breakdown table below for more detail.

Non-interest income increased $2.6 million, or 36.5%, to $9.6 million.

•
Other fee income increased $1.2 million, or 170.5%, to $2.0 million. The increase was primarily due to higher returns on the Company’s investments in SBIC funds and $537,000 of nonrecurring fee income in accounts receivable financing. Income from SBIC funds was $854,000 in the third quarter, compared to $193,000 in the prior year quarter. Income from SBIC funds varies from period to period based on changes in the realized and unrealized fair value of underlying investments.
•
Bank-owned life insurance income increased $549,000 to $965,000 primarily due to the purchase of new policies and the aforementioned insurance claim.
•
Commercial loan swap fee income increased $514,000 to $974,000. Swap fee income varies period to period based on loan activity and the interest rate environment.
•
Private wealth fee income increased $423,000, or 13.0%, to $3.7 million. Private Wealth assets under management and administration measured $3.814 billion at September 30, 2025 up $415.9 million, or 12.2%.
•
Loan fee income decreased $311,000 to $501,000 primarily due to a reclassification of certain types of C&I loan fees from non-interest income to interest income.
•
Service charges on deposits increased $231,000, or 25.1%, to $1.2 million, primarily driven by new and expanded core deposit relationships.

Non-interest expense increased $2.6 million, or 11.2%, to $25.7 million. Operating expense increased $2.8 million, or 12.4%, to $25.4 million.

•
Compensation expense increased $2.2 million, or 14.8%, to $17.4 million. Growth reflects an increase in average FTEs, annual merit increases and promotions, an increase in the cash bonus accrual, and decreased capitalized software development compensation. Average FTEs increased 3.1% to 366 in the third quarter of 2025, compared to 355 in the third quarter of 2024.
•
Computer software expense increased $218,000, or 13.6%, to $1.8 million, due to ongoing investment in innovative technology to support growth initiatives, enhance productivity, and improve the client experience.
•
Other non-interest expense increased $381,000, or 29.3%, to $1.7 million, primarily due to an increase in liquidation expenses, donations, and administrative costs in early stage limited partnership investments. This was partially offset by a decrease in SBA recourse provision.
•
Professional fees decreased $234,000, or 17.9%, to $1.1 million, primarily due to timing of various consulting fees and legal fees.

Total period-end loans and leases receivable increased $286.4 million, or 9.4%, to $3.337 billion.

•
CRE loans increased $110.1 million, or 6.0%, to $2.027 billion, primarily due to growth across the Wisconsin and Kansas City markets.
•
C&I loans increased $112.4 million, or 9.6%, to $1.264 billion, primarily due to growth across our bank markets and in our floorplan and equipment finance businesses.

Total period-end core deposits grew $209.4 million, or 8.8%, to $2.592 billion. The average rate paid decreased 45 basis points to 2.89%, reflecting a decrease in short-term market rates. Total average core deposits grew $222.0 million, or 9.3%, to $2.597 billion.

Period-end wholesale funding increased $82.5 million, or 28.0%, to $952.9 million.

•
Wholesale deposits increased $153.7 million, or 26.2%, to $741.0 million, as the Bank utilized more wholesale deposits in lieu of FHLB advances to maintain excess liquidity and to match-fund fixed-rate assets. The average rate paid on wholesale deposits decreased nine basis points to 4.03% and the weighted average original maturity increased to 4.3 years from 4.0 years.
•
FHLB advances decreased $82.5 million to $211.9 million. The average rate paid on FHLB advances increased 20 basis points to 3.16% and the weighted average original maturity remained flat at 5.3 years.

Non-performing assets increased to $23.5 million, or 0.58% of total assets, compared to $19.4 million, or 0.52% of total assets, primarily driven by new non-accrual loans in the C&I transportation and logistics portfolio partially offset lower non-accrual equipment finance loans. Excluding the ABL loan described above for which we expect full repayment, non-performing assets totaled $17.4 million, or 0.43% of total assets and $13.0 million, or 0.35% of total assets in the prior year quarter.

The allowance for credit losses, including unfunded commitment reserves, increased $2.9 million to $38.4 million primarily due to higher general reserves as a result of loan growth and quantitative factors partially offset by lower specific reserves. The allowance for credit losses as a percent of total gross loans and leases was 1.15%, compared with 1.16% in the prior year.

2026 CEO Succession Plan

On May 5, 2025, the Company announced that Corey A. Chambas intends to retire from his role as Chief Executive Officer on May 2, 2026. The Company will name President and Chief Operating Officer David R. Seiler to succeed him as CEO effective the same date.

Earnings Release Supplement and Conference Call

On October 30, 2025, the Company posted an earnings release supplement to its website firstbusiness.bank under the “Investor Relations” tab which will also be furnished to the U.S. Securities and Exchange Commission on October 30, 2025. The information included in the supplement provides an overview of the Company’s recent operating performance, financial condition, and other data relevant to the quarter. The Company intends to use this supplement in connection with its third quarter 2025 earnings call to be held at 1:00 p.m. Central time on October 31, 2025. The conference call can be accessed at 800-549-8228 (646-564-2877 if outside the United States and Canada), using the conference call access code: FBIZ, 82881. Investors may also listen live via webcast at: https://events.q4inc.com/attendee/466645836. A replay of the call will be available through Friday, November 7, 2025, by calling 888-660-6264 (646-517-3975 if outside the United States and Canada). The webcast archive of the conference call will be available on the Company’s website, ir.firstbusiness.bank.

About First Business Bank

First Business Bank® specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC®. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc®. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•
Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy.
•
Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters.
•
Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•
Increases in defaults by borrowers and other delinquencies.
•
Management’s ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems.
•
Fluctuations in interest rates and market prices.
•
Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•
Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•
Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.

•
Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
•
Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and the Bank to increased government regulation and supervision.
•
The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Brian D. Spielmann
Chief Financial Officer
608-232-5977
bspielmann@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Cash and cash equivalents	$44,349	$123,208	$170,617	$157,702	$131,972
Securities available-for-sale, at fair value	411,111	382,365	359,394	341,392	313,336
Securities held-to-maturity, at amortized cost	5,584	5,714	6,590	6,741	6,907
Loans held for sale	13,482	12,415	10,523	13,498	8,173
Loans and leases receivable	3,334,956	3,250,925	3,184,400	3,113,128	3,050,079
Allowance for credit losses	(36,690)	(36,861)	(35,236)	(35,785)	(33,688)
Loans and leases receivable, net	3,298,266	3,214,064	3,149,164	3,077,343	3,016,391
Premises and equipment, net	4,936	5,063	5,017	5,227	5,478
Repossessed assets	—	31	36	51	56
Right-of-use assets	5,577	5,713	5,439	5,702	5,789
Bank-owned life insurance	83,255	82,761	57,647	57,210	56,767
Federal Home Loan Bank stock, at cost	9,605	10,027	10,434	11,616	12,775
Goodwill and other intangible assets	12,041	12,049	12,058	11,912	11,834
Derivatives	37,634	40,814	48,405	65,762	42,539
Accrued interest receivable and other assets	109,005	108,501	109,555	99,059	103,707
Total assets	$4,034,845	$4,002,725	$3,944,879	$3,853,215	$3,715,724
Liabilities and Stockholders’ Equity
Core deposits	$2,592,110	$2,533,099	$2,462,695	$2,396,429	$2,382,730
Wholesale deposits	740,961	772,123	780,348	710,711	587,217
Total deposits	3,333,071	3,305,222	3,243,043	3,107,140	2,969,947
Federal Home Loan Bank advances and other borrowings	266,677	276,131	286,590	320,049	349,109
Lease liabilities	7,687	7,887	7,604	7,926	8,054
Derivatives	38,726	41,228	45,612	57,068	45,399
Accrued interest payable and other liabilities	30,365	27,462	25,967	32,443	31,233
Total liabilities	3,676,526	3,657,930	3,608,816	3,524,626	3,403,742
Total stockholders’ equity	358,319	344,795	336,063	328,589	311,982
Total liabilities and stockholders’ equity	$4,034,845	$4,002,725	$3,944,879	$3,853,215	$3,715,724

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Total interest income	$63,746	$61,282	$59,530	$60,110	$59,327	$184,558	$173,020
Total interest expense	28,860	27,498	26,272	26,962	28,320	82,630	81,961
Net interest income	34,886	33,784	33,258	33,148	31,007	101,928	91,059
Provision for credit losses	1,440	2,701	2,659	2,701	2,087	6,800	6,126
Net interest income after provision for credit losses	33,446	31,083	30,599	30,447	28,920	95,128	84,933
Private wealth management service fees	3,687	3,748	3,492	3,426	3,264	10,928	9,835
Gain on sale of SBA loans	382	397	963	938	460	1,742	1,004
Service charges on deposits	1,151	1,103	1,048	960	920	3,303	2,810
Loan fees	501	424	388	914	812	1,313	2,486
Bank owned life insurance income	965	615	437	418	416	2,016	1,231
Loss on sale of securities	—	—	—	—	0	—	(8)
Swap fees	974	170	113	588	460	1,257	815
Other non-interest income	1,980	798	1,138	761	732	3,916	3,073
Total non-interest income	9,640	7,255	7,579	8,005	7,064	24,475	21,246
Compensation	17,442	16,534	16,747	15,535	15,198	50,723	47,570
Occupancy	567	564	590	588	585	1,721	1,785
Professional fees	1,071	1,487	1,459	1,323	1,305	4,016	4,348
Data processing	1,123	1,368	1,082	1,647	1,045	3,574	3,245
Marketing	876	1,062	968	928	922	2,906	2,591
Equipment	296	335	376	301	333	1,007	1,013
Computer software	1,826	1,656	1,603	1,585	1,608	5,085	4,581
FDIC insurance	817	834	780	728	810	2,432	2,032
Other non-interest expense	1,682	1,128	1,114	517	1,301	3,924	3,164
Total non-interest expense	25,700	24,968	24,719	23,152	23,107	75,388	70,329
Income before income tax expense	17,386	13,370	13,459	15,300	12,877	44,215	35,850
Income tax expense	2,993	1,948	2,288	885	2,351	7,229	6,020
Net income	$14,393	$11,422	$11,171	$14,415	$10,526	$36,986	$29,830
Preferred stock dividends	218	219	219	219	218	656	656
Net income available to common shareholders	$14,175	$11,203	$10,952	$14,196	$10,308	$36,330	$29,174
Per common share:
Basic earnings	$1.70	$1.35	$1.32	$1.71	$1.24	$4.37	$3.50
Diluted earnings	$1.70	$1.35	$1.32	$1.71	$1.24	$4.37	$3.50
Dividends declared	$0.29	$0.29	$0.29	$0.25	$0.25	$0.87	$0.75
Book value	$41.60	$39.98	$39.04	$38.17	$36.17	$41.60	$36.17
Tangible book value	$40.16	$38.54	$37.58	$36.74	$34.74	$40.16	$34.74
Weighted-average common shares outstanding(1)	8,171,404	8,141,159	8,130,743	8,107,308	8,111,215	8,153,181	8,149,949
Weighted-average diluted common shares outstanding(1)	8,171,404	8,141,159	8,130,743	8,107,308	8,111,215	8,153,181	8,149,949
(1)
Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,986,541	$31,819	6.41%	$1,932,593	$30,344	6.28%	$1,805,020	$30,340	6.72%
Commercial and industrial loans(1)	1,259,448	26,009	8.26	1,257,296	25,604	8.15	1,177,112	24,481	8.32
Consumer and other loans(1)	49,891	672	5.39	49,951	673	5.39	49,748	685	5.51
Total loans and leases receivable(1)	3,295,880	58,500	7.10	3,239,840	56,621	6.99	3,031,880	55,506	7.32
Mortgage-related securities(2)	350,971	3,745	4.27	334,159	3,533	4.23	269,842	2,662	3.95
Other investment securities(3)	47,367	266	2.25	46,416	250	2.15	51,446	315	2.45
FHLB stock	9,420	225	9.55	12,852	297	9.24	11,960	285	9.53
Short-term investments	90,852	1,010	4.45	52,772	581	4.40	40,406	559	5.53
Total interest-earning assets	3,794,490	63,746	6.72	3,686,039	61,282	6.65	3,405,534	59,327	6.97
Non-interest-earning assets	249,026			242,048			231,353
Total assets	$4,043,516			$3,928,087			$3,636,887
Interest-bearing liabilities
Transaction accounts	$1,050,822	8,809	3.35%	$985,606	$7,964	3.23%	$864,936	$8,451	3.91%
Money market	851,659	7,183	3.37	821,845	6,789	3.30	850,590	8,780	4.13
Certificates of deposit	278,191	2,751	3.96	178,643	1,720	3.85	219,315	2,584	4.71
Wholesale deposits	754,690	7,595	4.03	773,750	7,784	4.02	531,472	5,475	4.12
Total interest-bearing deposits	2,935,362	26,338	3.59	2,759,844	24,257	3.52	2,466,313	25,290	4.10
FHLB advances	207,762	1,639	3.16	284,428	2,358	3.32	278,103	2,059	2.96
Other borrowings	54,761	883	6.45	54,733	883	6.45	50,642	971	7.67
Total interest-bearing liabilities	3,197,885	28,860	3.61	3,099,005	27,498	3.55	2,795,058	28,320	4.05
Non-interest-bearing demand deposit accounts	416,359			410,423			440,161
Other non-interest-bearing liabilities	77,300			78,388			91,520
Total liabilities	3,691,544			3,587,816			3,326,739
Stockholders’ equity	351,972			340,271			310,148
Total liabilities and stockholders’ equity	$4,043,516			$3,928,087			$3,636,887
Net interest income		$34,886			$33,784			$31,007
Interest rate spread			3.11%			3.10%			2.92%
Net interest-earning assets	$596,605			$587,034			$610,476
Net interest margin			3.68%			3.67%			3.64%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

PROVISION FOR CREDIT LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Change due to qualitative factors	$(243)	$590	$(355)	$(460)	$(444)	$(8)	$793
Change due to quantitative factors	(173)	746	1,560	(598)	(330)	2,133	(380)
Charge-offs	1,708	1,338	3,810	1,132	1,619	6,856	4,123
Recoveries	(440)	(332)	(398)	(190)	(91)	(1,170)	(509)
Change in reserves on individually evaluated loans, net	(550)	(247)	(2,495)	2,579	757	(3,292)	348
Change due to loan growth, net	795	536	741	577	616	2,072	1,652
Change in unfunded commitment reserves	343	70	(204)	(339)	(40)	209	99
Total provision for credit losses	$1,440	$2,701	$2,659	$2,701	$2,087	$6,800	$6,126

ALLOWANCE FOR CREDIT LOSS COMPOSITION

	As of
	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases
Allowance for credit losses:
Loans collectively evaluated	$31,065	0.93%	$30,685	0.94%	$28,813	0.90%	$26,867	0.86%
Loans individually evaluated	5,625	0.17%	6,176	0.19%	6,423	0.20%	8,918	0.29%
Unfunded commitments reserve	1,692		1,349		1,279		1,483
Total	38,382	1.15%	38,210	1.18%	36,515	1.15%	37,268	1.20%
Loans and lease receivables:	$3,334,956		$3,250,925		$3,184,400		$3,113,128

PERFORMANCE RATIOS

	For the Three Months Ended					For the Nine Months Ended
(Unaudited)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Return on average assets (annualized)	1.40%	1.14%	1.14%	1.52%	1.13%	1.23%	1.08%
Return on average tangible common equity (annualized)	17.29%	14.17%	14.13%	19.21%	14.40%	15.23%	13.98%
Efficiency ratio	57.44%	60.97%	60.28%	56.94%	59.44%	59.51%	61.96%
Interest rate spread	3.11%	3.10%	3.11%	3.11%	2.92%	3.11%	2.91%
Net interest margin	3.68%	3.67%	3.69%	3.77%	3.64%	3.68%	3.62%
Average interest-earning assets to average interest-bearing liabilities	118.66%	118.94%	119.95%	121.59%	121.84%	119.17%	121.78%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Non-accrual loans and leases	$23,513	$28,633	$24,056	$28,367	$19,364
Repossessed assets	0	31	36	51	56
Total non-performing assets	$23,513	$28,664	$24,092	$28,418	$19,420
Non-accrual loans and leases as a percent of total gross loans and leases	0.70%	0.88%	0.76%	0.91%	0.63%
Non-performing assets as a percent of total gross loans and leases plus repossessed assets	0.70%	0.88%	0.76%	0.91%	0.64%
Non-performing assets as a percent of total assets	0.58%	0.72%	0.61%	0.74%	0.52%
Allowance for credit losses as a percent of total gross loans and leases	1.15%	1.18%	1.15%	1.20%	1.16%
Allowance for credit losses as a percent of non-accrual loans and leases	163.24%	133.45%	151.79%	131.38%	183.38%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Charge-offs	$1,708	$1,338	$3,810	$1,132	$1,619	$6,856	$4,123
Recoveries	(440)	(332)	(398)	(190)	(91)	(1,170)	(509)
Net charge-offs (recoveries)	$1,268	$1,006	$3,412	$942	$1,528	$5,686	$3,614
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.15%	0.12%	0.43%	0.12%	0.20%	0.23%	0.16%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total capital to risk-weighted assets	12.18%	12.25%	12.20%	12.08%	11.72%
Tier I capital to risk-weighted assets	9.67%	9.66%	9.60%	9.45%	9.11%
Common equity tier I capital to risk- weighted assets	9.34%	9.33%	9.26%	9.10%	8.76%
Tier I capital to adjusted assets	8.87%	8.82%	8.77%	8.78%	8.68%
Tangible common equity to tangible assets	8.31%	8.04%	7.93%	7.93%	7.78%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Commercial real estate:
Commercial real estate - owner occupied	$287,005	$262,988	$258,050	$273,397	$259,532
Commercial real estate - non-owner occupied	871,807	846,990	838,634	845,298	768,195
Construction	236,590	218,840	215,613	221,086	266,762
Multi-family	565,102	573,208	549,220	530,853	494,954
1-4 family	66,735	45,171	48,450	46,496	39,933
Total commercial real estate	2,027,239	1,947,197	1,909,967	1,917,130	1,829,376
Commercial and industrial	1,264,111	1,259,171	1,229,098	1,151,720	1,174,295
Consumer and other	45,323	45,744	46,190	45,000	46,610
Total gross loans and leases receivable	3,336,673	3,252,112	3,185,255	3,113,850	3,050,281
Less:
Allowance for credit losses	36,690	36,861	35,236	35,785	33,688
Deferred loan fees	1,717	1,187	855	722	202
Loans and leases receivable, net	$3,298,266	$3,214,064	$3,149,164	$3,077,343	$3,016,391

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Non-interest-bearing transaction accounts	$400,697	$396,448	$433,201	$436,111	$428,012
Interest-bearing transaction accounts	1,050,233	1,047,434	1,015,846	965,637	930,252
Money market accounts	840,477	833,684	831,897	809,695	817,129
Certificates of deposit	300,703	255,533	181,751	184,986	207,337
Wholesale deposits	740,961	772,123	780,348	710,711	587,217
Total deposits	$3,333,071	$3,305,222	$3,243,043	$3,107,140	$2,969,947

Uninsured deposits	$1,100,868	$1,069,509	$1,055,347	$980,278	$1,088,496
Less: uninsured deposits collateralized by pledged assets	72,561	67,990	9,344	6,864	10,755
Total uninsured, net of collateralized deposits	$1,028,307	$1,001,519	$1,046,003	$973,414	$1,077,741
% of total deposits	30.9%	30.3%	32.3%	31.3%	36.3%

SOURCES OF LIQUIDITY

(Unaudited)	As of
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Short-term investments	$8,074	$72,520	$136,033	$128,207	$86,670
Collateral value of unencumbered pledged loans	906,042	893,499	973,494	444,453	397,852
Market value of unencumbered securities	376,783	347,196	324,365	310,125	279,191
Readily accessible liquidity	1,290,899	1,313,215	1,433,892	882,785	763,713

Fed fund lines	45,000	45,000	45,000	45,000	45,000
Excess brokered CD capacity(1)	732,951	645,843	477,468	981,463	1,102,767
Total liquidity	$2,068,850	$2,004,058	$1,956,360	$1,909,248	$1,911,480
Total uninsured, net of collateralized deposits	$1,028,307	$1,001,519	$1,046,003	$973,414	$1,077,741

1.
Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans.

PRIVATE WEALTH OFF-BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Trust assets under management	$3,543,594	$3,461,659	$3,184,197	$3,160,449	$3,145,789
Trust assets under administration	270,222	268,996	240,366	258,255	252,152
Total trust assets	$3,813,816	$3,730,655	$3,424,563	$3,418,704	$3,397,941

NON-GAAP RECONCILIATIONS

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Common stockholders’ equity	$346,327	$332,803	$324,071	$316,597	$299,990
Less: Goodwill and other intangible assets	(12,041)	(12,049)	(12,058)	(11,912)	(11,834)
Tangible common equity	$334,286	$320,754	$312,013	$304,685	$288,156
Common shares outstanding	8,324,387	8,323,470	8,301,967	8,293,928	8,295,017
Book value per share	$41.60	$39.98	$39.04	$38.17	$36.17
Tangible book value per share	$40.16	$38.54	$37.58	$36.74	$34.74

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

“Tangible common equity to tangible assets” (“TCE”) is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. Adjusted TCE ratio is defined as TCE adjusted for net fair value adjustments of financial assets and liabilities. For more information on fair value adjustments please refer to Note 19 - Fair Value Disclosures in the annual report on Form 10-K for the year ended December 31, 2024. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Common stockholders’ equity	$346,327	$332,803	$324,071	$316,597	$299,990
Less: Goodwill and other intangible assets	(12,041)	(12,049)	(12,058)	(11,912)	(11,834)
Tangible common equity (a)	$334,286	$320,754	$312,013	$304,685	$288,156
Total assets	$4,034,845	$4,002,725	$3,944,879	$3,853,215	$3,715,724
Less: Goodwill and other intangible assets	(12,041)	(12,049)	(12,058)	(11,912)	(11,834)
Tangible assets (b)	$4,022,804	$3,990,676	$3,932,821	$3,841,303	$3,703,890
Tangible common equity to tangible assets	8.31%	8.04%	7.93%	7.93%	7.78%

Fair Value Adjustments:
Financial assets - MTM (c)	$(11,278)	$(30,996)	$(20,528)	$(26,580)	$(17,615)
Financial liabilities - MTM (d)	$2,601	$2,563	$5,460	$5,946	$8,358
Net MTM, after-tax e = (c-d)*(1-21%)	$(6,855)	$(22,462)	$(11,904)	$(16,301)	$(7,313)

Adjusted tangible equity f = (a-e)	$327,431	$298,292	$300,109	$288,384	$280,843
Adjusted tangible assets g = (b-c)	$4,011,526	$3,959,680	$3,912,293	$3,814,723	$3,686,275
Adjusted TCE ratio (f/g)	8.16%	7.53%	7.67%	7.56%	7.62%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Total non-interest expense	$25,700	$24,968	$24,719	$23,152	$23,107	$75,388	$70,329
Less:
Net (gain) loss on repossessed assets	31	4	(8)	5	11	27	72
Impairment of tax credit investments	—	—	110	400	—	110	—
Contribution to First Business Charitable Foundation	234					234	—
SBA recourse provision (benefit)	(5)	(59)	—	(687)	466	(64)	583
Total operating expense (a)	$25,440	$25,023	$24,617	$23,434	$22,630	$75,081	$69,674
Net interest income	$34,886	$33,784	$33,258	$33,148	$31,007	$101,928	$91,059
Total non-interest income	9,640	7,255	7,579	8,005	7,064	24,475	21,246
Less:
Net loss on sale of securities	—	—	—	—	—	—	(8)
Bank owned life insurance claim	234	—	—	—	—	234	0
Adjusted non-interest income	9,406	7,255	7,579	8,005	7,064	24,241	21,254
Total operating revenue (b)	$44,292	$41,039	$40,837	$41,153	$38,071	$126,169	$112,313
Efficiency ratio	57.44%	60.97%	60.28%	56.94%	59.44%	59.51%	62.04%

Pre-tax, pre-provision adjusted earnings (b - a)	$18,852	$16,016	$16,220	$17,719	$15,441	$51,088	$42,639
Average total assets	$4,043,516	$3,928,087	$3,842,368	$3,746,608	$3,636,887	$3,938,726	$3,585,868

ADJUSTED NET INTEREST MARGIN

“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Interest income	$63,746	$61,282	$59,530	$60,110	$59,327	$184,558	$173,020
Interest expense	28,860	27,498	26,272	26,962	28,320	82,630	81,961
Net interest income (a)	34,886	33,784	33,258	33,148	31,007	101,928	91,059
Less:
Fees in lieu of interest	2,155	1,673	2,052	2,359	1,002	5,880	3,157
FRB interest income and FHLB dividend income	1,229	874	848	1,062	841	2,950	3,235
Adjusted net interest income (b)	$31,502	$31,237	$30,358	$29,727	$29,164	$93,098	$84,667
Average interest-earning assets (c)	$3,794,490	$3,686,039	$3,602,292	$3,516,390	$3,405,534	$3,694,977	$3,349,299
Less:
Average FRB cash and FHLB stock	99,796	65,212	63,971	76,576	52,603	76,457	70,175
Average non-accrual loans and leases	29,796	24,833	27,228	19,077	18,954	27,295	19,761
Adjusted average interest-earning assets (d)	$3,664,898	$3,595,994	$3,511,093	$3,420,737	$3,333,977	$3,591,225	$3,259,363
Net interest margin (a / c)	3.68%	3.67%	3.69%	3.77%	3.64%	3.68%	3.62%
Adjusted net interest margin (b / d)	3.44%	3.47%	3.46%	3.48%	3.50%	3.46%	3.46%